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                                    Exhibit A

                       Form of Opinion of Winston & Strawn
                           With respect to Tax Matters

                                December __, 1999

Re:      Heller Funding Corporation
         REGISTRATION STATEMENT ON FORM S-1 (REG. NO.           )
         --------------------------------------------------------


Ladies and Gentlemen:

         We have acted as special federal tax counsel to Heller Funding Corporation, a Delaware corporation (the "Registrant"), in connection with the proposed issuance and sale of its Class A-1 Receivable-Backed Notes, Series 1999-2, Class A-2 Receivable-Backed Notes, Series 1999-2, Class A-3 Receivable-Blacked Notes, Series 1999-2, Class A-4 Receivable-Backed Notes, Series 1999-2, Class B Receivable-Backed Notes, Series 1999-2, and Class C Receivable-Backed Notes, Series 1999-2 (collectively the "Notes") to be issued from the Heller Equipment Asset Receivables Trust, 1999-2, a limited purpose Delaware business trust (the "Trust"). The property of the Trust will include certain conditional sale agreements, leases, finance leases, secured promissory notes, installment payment agreements and other financing agreements with respect to business equipment and computer software and other property. The Notes will be issued pursuant to an indenture (the "Indenture") between the Trust and an indenture trustee.

         As special tax counsel to the Registrant, we have expressed our opinion regarding the material United States federal income tax consequences of the proposed issuance of the Notes to the holders thereof. Our opinion is contained in the section of the prospectus relating to the Notes (the "Prospectus") titled "Federal Income Tax Consequences", which is a part of the Registration Statement on Form S-1 (the "Registration Statement) filed with the Securities and Exchange Commission (the "Commission") initially on July 16, 1999, under the Securities Act of 1933, as amended (the "Act"), for the registration of the Notes under the Act.

         Based on current United States federal income tax law and regulations and on current authoritative interpretations, we are of the opinion that the statements contained in the section of the Prospectus under the headings "Summary of Terms--Federal Income tax Considerations" and "Federal Tax Consequences", to the extent that they concern matters of United States federal income tax law, are correct in all material respects.

         Our opinion is based upon the current provision of the Code, Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions, and other applicable authorities, all as in effect on the date of such opinions. All of the foregoing authorities are subject to change or new interpretation, both prospectively and retroactively, and such changes or interpretation, as well as the changes in the facts as they have been represented to us or assumed by us, could affect our opinions. Our opinion does not foreclose the possibility of a contrary determination by the Internal Revenue Service (the "IRS") or by a court of competent




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jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future. Furthermore, our opinion assumes that all the transactions contemplated by the Prospectus will be consummated in accordance with the terms of the Prospectus, including without limitation, that holders of Notes will treat such Notes as indebtedness.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrant) under the headings "Summary of Terms--Federal Income Tax Considerations," "Federal Income Tax Consequences", and "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act of the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statements, including this exhibit.


                                                     Very truly yours,




                                                     /s/ Winston & Strawn